Exhibit 99.1

General Cannabis Announces 2018

Third Quarter Results

DENVER, November 9, 2018 – General Cannabis Corp (OTCQX: CANN), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended September 30, 2018.

Financial Highlights

The following table summarizes our results of operations:

	Three months ended September 30,		Percent
	2018	2017	Change
Segment Revenues
Security	$689,930	$533,065	29%
Marketing	45,054	49,394	(9)%
Operations	345,205	364,630	(5)%
Finance	16,858	32,902	(49)%
	1,097,047	979,991	12%

Total costs and expenses	3,553,909	2,447,655	45%
Operating loss	(2,456,862)	(1,467,664)	67%

Other expense	1,757,340	275,383	538%
Net loss	$(4,214,202)	$(1,743,047)	142%

Loss per share – Basic and diluted	$(0.12)	$(0.08)	39%

	Nine months ended September 30,		Percent
	2018	2017	Change
Segment Revenues
Security	$1,856,188	$1,322,509	40%
Marketing	227,518	163,216	39%
Operations	1,053,506	947,725	11%
Finance	16,858	99,251	(83)%
	3,154,070	2,532,701	25%

Total costs and expenses	11,268,731	7,512,692	50%
Operating loss	(8,114,661)	(4,979,991)	63%

Other expense	4,235,225	990,846	327%
Net loss	$(12,349,886)	$(5,970,837)	107%

Loss per share – Basic and diluted	$(0.35)	$(0.30)	18%

The following provides a condensed version of our balance sheets:

	September 30,	December 31,	Percent
	2018	2017	Change
Total current assets	$10,665,883	$6,190,411	72%
Long-term assets	1,501,960	1,413,515	6%
Total assets	$12,167,843	$7,603,926	60%

Total liabilities	$4,877,180	$4,097,929	19%
Stockholders’ equity	7,290,663	3,505,997	108%
Total liabilities and stockholders’ equity	$12,167,843	$7,603,926	60%

Please visit General Cannabis at Booth 2543 next week in Las Vegas during the MJBiz Conference & Expo.

“We have surpassed $1 million in revenue for the second consecutive quarter, with revenue of $1,097,047 during the three months ended September 30, 2018.  Our year to date revenues have increased 25% in 2018 compared to 2017,” said Robert Frichtel, Chief Executive Officer of General Cannabis.  “Our Security segment continues to gain traction in California, adding a number of significant clients during the quarter; our Operations segment is making progress diversifying both product and service offerings, and our Marketing & Apparel business is achieving broader, national success,” continued Mr. Frichtel.

“Our model of providing goods and services across the value chain continues to show promise as the legislative landscape changes throughout the United States,” said Joe Hodas, Chief Operating Officer of General Cannabis.  “As new states adopt and reform cannabis initiatives, we believe our teams are well positioned, capable and prepared to assist both new entrants and mature operations throughout the industry,” he continued.

Michael Feinsod, Executive Chairman of General Cannabis, stated “We have successfully integrated entrepreneurial cannabis startups and positioned them with the resources and capital needed to succeed.  We continue to strengthen our management team, most recently adding Brett Wendt as Executive Vice President and General Counsel, who brings immense value as we expand organically and through acquisitions.  Our ability to provide back office support, access to capital, infrastructure expertise and thought leadership to our subsidiary businesses provides an excellent environment for further growth in this burgeoning industry.”  He added, “We continue to explore investment opportunities and acquisitions; our team of experts will respond quickly to serious inquiries.”

“With Michigan becoming the 10th state to legalize cannabis for adult-use, and Utah and Missouri becoming the 32nd and 33rd states to approve medical use, the need for our diversified platform of goods and services has never been greater,” said Mr. Frichtel.  “Our experience over the past three years working with clients in jurisdictions across the United States has refined our approach to tackling the rollout of new programs and we are confident in our abilities to add tremendous value to industry participants as these new markets take shape,” he continued.

Our full results can be found at www.generalcann.com.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding future events or our future performance or financial condition;; statements regarding our model continuing to show promise and our ability to add value to industry participants; statements regarding our ability to respond to the changing legislative landscape; statements regarding new business opportunities in Michigan, Utah and Missouri;; statements regarding the Company’s plan to grow revenue;; and statements regarding the Company’s focus on investment opportunities and acquisitions.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements. Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’s most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300